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Exhibit 99.(a)(3)

VOTING INSTRUCTION FORM

TO:
INTRUST Bank, N.A., as Trustee of the Collins Industries, Inc. Tax Deferred Savings Plan
(the "Plan")

        I acknowledge receipt of a copy of the notice of the Special Meeting of Shareholders of Collins Industries, Inc. (the "Company") to be held on January 19, 2006, and a copy of the Proxy Statement dated December     , 2005. I instruct the Trustee to vote all of the shares of common stock of the Company credited to my account under the Plan as follows: (check the desired box)

1.
Amendment of the Company's Articles of Incorporation to effect a 1-for-300 reverse stock split, whereby shareholders holding fewer than 300 shares of common stock, par value $0.10 per share, will receive $7.70 for each share of common stock held prior to the reverse stock split.
☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
Amendment of the Company's Articles of Incorporation to effect a 300-for-1 forward stock split after giving effect to the reverse stock split.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
Amendment of the Company's Articles of Incorporation to grant the Company an option to acquire shares proposed to be sold by shareholders subsequent to the reverse stock split and forward stock split if, after such sale, there would be 250 or more holders of record of the common stock.
☐ FOR	☐ AGAINST	☐ ABSTAIN

        I UNDERSTAND THAT IF THIS SIGNED FORM IS NOT RECEIVED BY INTRUST BANK, N.A. ON OR BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON JANUARY 17, 2006, OR IF I SIGN AND RETURN THIS FORM BUT LEAVE THE ABOVE BOXES BLANK, THE SHARES CREDITED TO MY ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS THE VOTING INSTRUCTIONS RECEIVED BY INTRUST BANK, N.A. WITH RESPECT TO THE ACCOUNTS OF ALL PLAN PARTICIPANTS.

        I UNDERSTAND THAT IF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT IS NOT APPROVED BY OUR

SHAREHOLDERS, THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE FORWARD STOCK SPLIT WILL BE WITHDRAWN.

Signature:	Date:
Print name & address:

Area Code and Telephone Number:	Social Security Number:

        PLEASE MAIL THIS FORM TO INTRUST BANK, N.A, P.O. BOX ONE, WICHITA, KANSAS 67201-9819, ATTN: MS 1.10, IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR FAX THIS FORM TO INTRUST BANK, N.A AT (316) 383-1859. Do not send it to Collins Industries, Inc. or to Mellon Investor Services LLC. Your voting instructions will be held in strict confidence and will not be disclosed to Collins Industries, Inc. or any other person or entity.

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  Exhibit 99.(a)(3)
VOTING INSTRUCTION FORM